EXHIBIT 1.01

Flextronics International Ltd.

Conflict Minerals Report

For the reporting period from January 1 to December 31, 2014

1. INTRODUCTION

This Conflict Minerals Report (the “Report”) for Flextronics International Ltd. (the “Company,” “we,” “us” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”) for the reporting period from January 1 to December 31, 2014 (the “Reporting Period”). The U.S. Securities and Exchange Commission (“SEC”) adopted Rule 13p-1 in 2012 to implement reporting and disclosure requirements related to certain minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act. Rule 13p-1 requires the disclosure of certain information by SEC registrants (“Registrants”) that manufacture or contract to manufacture products that use minerals specified in Rule 13p-1 that are necessary to the functionality or production of these products (“Necessary Conflict Minerals”). These minerals are columbite-tantalite (coltan), cassiterite, wolframite, gold, and their derivatives, which are limited to tantalum, tin, and tungsten (collectively, the “Conflict Minerals”). Rule 13p-1 identifies certain countries from which Conflict Minerals are sourced as “Covered Countries” and requires Registrants to determine, among other things, whether their Necessary Conflict Minerals originated in any Covered Country and fund “Armed Groups” (as such term is defined in Rule 13p-1). Covered Countries are of the Democratic Republic of the Congo (the “DRC”) and countries adjoining the DRC.  The reporting requirements of Rule 13p-1 apply to Registrants regardless of the geographic origin of Conflict Minerals and whether or not such Necessary Conflict Minerals fund Armed Groups in a Covered Country.

Rule 13p-1 requires Registrants to conduct, in good faith, a “reasonable country of origin inquiry,” or “RCOI,” with respect to their Necessary Conflict Minerals. The purpose of the RCOI is to determine whether any of the Registrant’s Necessary Conflict Minerals originated in a Covered Country or are from recycled or scrap sources.(1)

If, based on its RCOI, a Registrant knows that any of its Necessary Conflict Minerals originated in a Covered Country and is not from recycled or scrap sources, or has reason to believe that its Conflict Minerals may have originated in a Covered Country and has reason to believe that its Necessary Conflict Minerals may not be from recycled or scrap sources, the Registrant must exercise due diligence on the source and chain of custody of its  Necessary Conflict Minerals, in accordance with a nationally or internationally recognized due diligence framework, if such a framework is available for the particular Conflict Mineral.  Rule 13p-1 describes further actions a Registrant must take based on the results of its due diligence on the source and chain of custody of its Conflict Minerals.

We design, build, ship and service complete packaged electronic products to original equipment manufacturers (“OEMs”). We manufacture, or contract to manufacture, many products that use Necessary Conflict Minerals. As primarily a purchaser of component parts, we generally do not purchase raw ore or unrefined Conflict Minerals and do not have direct contractual relationships with the originating mines or smelters of the Conflict Minerals that end up in our products. These mines are many layers upstream from us in our global supply chain, and therefore we need to rely on our thousands of direct suppliers as well as industry initiatives for source information on the Conflict Minerals in our products. In addition, many of our customers require us to use their chosen suppliers in the manufacture of their products and we do not have direct contractual relationships with these suppliers. In such cases

(1)  Rule 13p-1 deems that Necessary Conflict Minerals found to originate solely from recycled or scrap services do not fund Armed Groups in any Covered Country.

we must rely on the cooperation of our customers and their designated suppliers for Conflict Minerals source information.

In Accordance with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”), the internationally recognized standard on which our company’s Conflict Mineral Compliance system is based, we support an industry initiative that audits smelters’ and refiners’ due diligence activities. That industry initiative is the Electronic Industry Citizenship Coalition’s (“EICC”) and Global e-Sustainability Initiative’s (“GeSI”) Conflict-Free Sourcing Initiative (“CFSI”). The data on which we relied for certain statements in this report was obtained through our membership in the CFSI, using the Reasonable Country of Origin Inquiry (“RCOI”) report for member “FLEX.” We are a full member of EICC and hold a Board seat in the organization, and are also a member of the CFSI. We embrace and support the CFSI’s due diligence and reporting process to encourage transparency throughout the supply chain.

2. RCOI PROCESS AND RESULTS

For products manufactured during the reporting period from January 1 to December 31, 2014, we performed an RCOI on our Necessary Conflict Minerals. We utilized the CFSI’s Conflict Minerals Reporting Template (“CMRT”) to query the suppliers identified in the assessment of our supply chain as to the sources of the Necessary Conflict Minerals in the products they supply to us. After collecting responses to our CMRT queries from suppliers, we evaluated the responses for completeness and plausibility, and we engaged in follow-up communications with suppliers as appropriate. Some suppliers provided us with “company-level” CMRT responses that include Conflict Mineral information for all products sold by the supplier to its customers even though we may have purchased only a limited subset of such products from the supplier.

Based on our RCOI described above, we have reason to believe that some of these Conflict Minerals may have originated in DRC or the Covered Countries, and may not be from recycled or scrap sources.

3. DUE DILIGENCE PROCESS

Based on the results of our RCOI, and as required by Rule 13p-1, we conducted due diligence on the source and chain of custody of our Necessary Conflict Minerals to ascertain whether these Conflict Minerals originated in the Covered Countries and financed or benefited Armed Groups in any of these countries.

3.1 Design of Our Due Diligence Measures

As described in Section 1 above, the design of our Conflict Minerals due diligence measures conforms with the OECD Guidance, as applicable for tin, tantalum, tungsten, gold and downstream companies (as the term is defined in the OECD Guidance), in all material respects. The design of our due diligence measures followed the following five-step framework as outlined in the OECD Guidance:

1.              Establish strong company management systems.

2.              Identify and assess risks in the supply chain.

3.              Design and implement a strategy to respond to identified risks.

4.              Carry out independent third-party audit of smelters’/refiners’ due diligence practices.

5.              Report annually on supply chain due diligence.

2

3.2 Due Diligence Measures Performed

Our implementation of the OECD Guidance comprised the following actions applicable to products manufactured during the reporting period:

•                  Development of a Conflict Minerals Policy, as further described below;

•                  Creation of a Conflict Minerals Working Group with cross functional team members and executives containing representatives from compliance, corporate social and environmental responsibility, procurement, internal audit and legal;

•                  Development of a compliance management framework and implementation plan, including business processes and IT systems to manage information requests and data sharing with customers and suppliers;

•                  Ongoing engagement with customers and suppliers; and

•                  Participation in industry group initiatives to help define and clarify industry standards.

In addition, we communicated our Conflict Minerals Policy to our suppliers who supply us components containing Conflict Minerals. Our Conflict Minerals Policy includes the following:

•                  Our expectation that our suppliers source from socially responsible suppliers;

•                  Our expectation that our suppliers have policies and procedures in place to ensure that products and parts supplied to us are “DRC Conflict-free” (as such term is defined in Rule 13p-1);

•                  Our expectation that our suppliers provide all necessary due diligence information to confirm that all Conflict Minerals supplied to us are DRC Conflict-free;

•                  Our expectation that our suppliers pass these requirements on to their supply chain; and

•                  The above requirements are taken into consideration when selecting and retaining suppliers.

A copy of our conflict minerals policy was publicly available on our website at http://www.flextronics.com/supplier/supplierquality/default.aspx.

We surveyed 5,601 suppliers of components containing Conflict Minerals, representing approximately 83% of our global direct materials spend for the year ended December 31, 2014. As with our RCOI, we used the CMRT to collect information from these suppliers regarding the sources of the Necessary Conflict Minerals they supply to us, including the processing smelters or refiners (“SORs”) and countries and mines of origin of such Conflict Minerals.

Of the 5,601 suppliers surveyed, we received responses from 2,756 suppliers. We evaluated the responses for plausibility, consistency and completeness, especially in terms of the reported Conflict Minerals content, and the origin of the Conflict Minerals. We also checked the conflict-free status of smelters and refiners on the CFSI’s website.

We followed-up with the suppliers surveyed, to the extent possible, on missing and inconsistent information, implausible statements regarding no presence of the Conflict Minerals, incomplete data on the CMRT, responses that did not identify smelters or refiners, responses that indicated a sourcing location without complete supporting information from the supply chain, and organizations that were identified as smelters or refiners, but not verified as such through further analysis and research.  In addition, we followed-up on cases where a supplier stated that a SOR does not source Necessary Conflict Materials from the Covered Countries, but the reported sourcing country is not a known reserve for the given Conflict Mineral.

If a supplier did not provide the information requested, we initiated an escalation process. The escalation process included contacting alternate persons at the supplier, enlisting help from other Company locations

3

engaged with the supplier, obtaining assistance from our global commodity team, and working with our customer(s) to contact suppliers.

Following our supplier survey, follow-up and, if necessary, escalation procedures as described above, we estimate we had reliable responses from 2,204 suppliers, representing approximately 57% of our global direct materials spend for the year ended December 31, 2014, which we used to make our due diligence determination as required under Rule 13p-1.

We engaged a third party to assist us with the collection and review of supplier data. For some suppliers, the above activities were completed by the third party on our behalf.

Finally, we periodically report to the Audit Committee of the Company’s Board of Directors with respect to our due diligence process and compliance obligations and will obtain an Independent Private Sector Audit of diligence practices at the appropriate future time as required under Rule 13p-1.

4. DUE DILIGENCE DETERMINATION

Based on the due diligence performed on the source and chain of custody of the Necessary Conflict Minerals in certain of our products offered in our business groups as described below, we determined that such products are “DRC conflict undeterminable.”

4.1 DRC Conflict Undeterminable Products

DRC conflict undeterminable products are those for which we were unable to determine whether the Necessary Conflict Minerals contained in such products (not including Conflict Minerals that originate from recycled or scrap sources) directly or indirectly finance or otherwise benefit Armed Groups in the Covered Countries.

4.1.1 Product Descriptions

We are a globally-recognized leading provider of supply chain solutions that span from concept through consumption.  We design, build, ship, and service complete packaged electronic products for OEMs in the following business groups:

Integrated Network Solutions, which includes radio access base stations, remote radio heads and small cells for wireless infrastructure, optical, routing, broadcasting and switching products for the data and video network, server and storage platforms for both enterprise and cloud based deployments, next generation storage and security appliance products and rack level solutions, converged infrastructure, and software defined product solutions.

Consumer Technology Group, which includes our mobile devices business, including smart phones; our consumer electronics business, including connected living, wearable electronics, game consoles, and connectivity devices; and our high-volume computing business, including various supply chain solutions for notebook personal computing, tablets, and printers;

Industrial and Emerging Industries , which is comprised of our semiconductor and capital equipment, office solutions, test and measurement, household industrial and lifestyle, industrial automation and kiosks, energy and metering, and lighting; and

High Reliability Solutions, which is comprised of our medical business including medical equipment, disposables, drug delivery, and diagnostics; our automotive business including automotive

4

electronics, automotive lighting, and power electronics, and our defense and aerospace businesses focused on defense, civil aviation, and homeland security;

4.1.2 Smelters or Refiners; Countries of Origin of Minerals

As noted above, as part of the due diligence process we received and validated declarations on Minerals from 2,204 of our suppliers.  These declarations list a total of approximately 161 smelters and 112 refiners. Among the 273 SORs listed in the declarations we received from our suppliers, approximately 73.2% either have been certified as compliant with the Conflict-Free Smelter Program (“CFSP”) assessment protocols or have committed to undergo a CFSP audit.

As many of these declarations are company-wide and not product specific, we believe these declarations may include SORs, and their countries of origin, that do not provide the materials that are used in our products. Due to the many company-wide declarations and the multiple levels of suppliers in our supply chain we are unable to determine with certainty at this time which SORs or which countries of origin listed in the declarations actually provide the specific Conflict Minerals used in our products. The SORs identified by our suppliers in their declarations, as well as their countries of origin, are set forth in the Appendix to this Report.

4.1.3 Due Diligence Improvement Efforts

We expect to take the following steps, among others, to improve our due diligence processes next year and further mitigate the risk that our Conflict Minerals finance or otherwise benefit Armed Groups in the Covered Countries:

•                  Increase supplier outreach as well as the number and quality of supplier survey responses;

•                  Improve quality check of and follow-up process on suppliers’ survey responses;

•                  Inform and encourage smelters and refiners to participate in conflict-free industry initiatives and to transition to smelters and refiners identified as conflict free by independent audit programs such as the CFSI;

•                  Actively participate in and support industry trade groups to help bolster awareness and communication throughout the supply chain;

•                  Train and educate our suppliers on our ongoing expectations regarding conflict-free sourcing;

•                  Reconsider our partnership with suppliers who do not comply with our Conflict Minerals Policy; and

•                  Continuing to refine our due diligence processes in accordance with the OECD Guidelines and supplements.

5

Appendix

No	Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter ID
1	Gold	Advanced Chemical Company	Advanced Chemical Company	UNITED STATES	CID000015
2	Gold	Aida Chemical Industries Co. Ltd.	Aida Chemical Industries Co. Ltd.	JAPAN	CID000019
3	Gold	Aktyubinsk Copper Company TOO	Aktyubinsk Copper Company TOO	RUSSIAN FEDERATION	CID000028
4	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
5	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
6	Gold	AngloGold Ashanti Córrego do Sítio Minerção	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL	CID000058
7	Gold	Argor-Heraeus SA	Argor-Heraeus SA	SWITZERLAND	CID000077
8	Gold	Asahi Pretec Corporation	Asahi Pretec Corporation	JAPAN	CID000082
9	Gold	Asaka Riken Co Ltd	Asaka Riken Co Ltd	JAPAN	CID000090
10	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
11	Gold	Aurubis AG	Aurubis AG	GERMANY	CID000113
12	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
13	Gold	Bauer Walser AG	Bauer Walser AG	GERMANY	CID000141
14	Gold	Boliden AB	Boliden AB	SWEDEN	CID000157
15	Gold	C. Hafner GmbH + Co. KG	C. Hafner GmbH + Co. KG	GERMANY	CID000176
16	Gold	Caridad	Caridad	MEXICO	CID000180
17	Gold	CCR Refinery — Glencore Canada Corporation	CCR Refinery — Glencore Canada Corporation	CANADA	CID000185
18	Gold	Cendres & Métaux SA	Cendres + Métaux SA	SWITZERLAND	CID000189
19	Gold	Chimet S.p.A.	Chimet S.p.A.	ITALY	CID000233
20	Gold	China’s Shandong Gold Mining Co., Ltd	The Refinery of Shandong Gold Mining Co. Ltd	CHINA	CID001916
21	Gold	Chugai Mining	Chugai Mining	JAPAN	CID000264
22	Gold	Daejin Indus Co. Ltd	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF	CID000328
23	Gold	Daye Non-Ferrous Metals Mining Ltd.	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
24	Gold	Do Sung Corporation	Do Sung Corporation	KOREA, REPUBLIC OF	CID000359
25	Gold	Doduco	Doduco	GERMANY	CID000362
26	Gold	Dowa Metals & Mining.	Dowa	JAPAN	CID000401
27	Gold	Eco-System Recycling Co., Ltd.	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
28	Gold	Fidelity Printers and Refiners Ltd.	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
29	Gold	FSE Novosibirsk Refinery	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
30	Gold	Gansu Seemine Material Hi-Tech Co Ltd	Gansu Seemine Material Hi-Tech Co Ltd	CHINA	CID000522
31	Gold	Guangdong Jinding Gold Limited	Guangdong Jinding Gold Limited	CHINA	CID002312
32	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
33	Gold	Heimerle + Meule GmbH	Heimerle + Meule GmbH	GERMANY	CID000694
34	Gold	Heraeus Ltd. Hong Kong	Heraeus Ltd. Hong Kong	HONG KONG	CID000707
35	Gold	Heraeus Precious Metals GmbH & Co. KG	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
36	Gold	Hunan Chenzhou Mining Industry Group	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000767

37	Gold	Hwasung CJ Co. Ltd	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF	CID000778
38	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801
39	Gold	Ishifuku Metal Industry Co., Ltd.	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
40	Gold	Istanbul Gold Refinery	Istanbul Gold Refinery	TURKEY	CID000814
41	Gold	Japan Mint	Japan Mint	JAPAN	CID000823
42	Gold	Jiangxi Copper Company Limited	Jiangxi Copper Company Limited	CHINA	CID000855
43	Gold	Johnson Matthey Inc	Johnson Matthey Inc	UNITED STATES	CID000920
44	Gold	Johnson Matthey Ltd	Johnson Matthey Ltd	CANADA	CID000924
45	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
46	Gold	JSC Uralectromed	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
47	Gold	Kazzinc Ltd	Kazzinc Ltd	KAZAKHSTAN	CID000957
48	Gold	Kennecott Utah Copper LLC	Kennecott Utah Copper LLC	UNITED STATES	CID000969
49	Gold	KGHM Polska Miedź Spółka Akcyjna	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511
50	Gold	Kojima Chemicals Co., Ltd	Kojima Chemicals Co., Ltd	JAPAN	CID000981
51	Gold	Korea Metal Co. Ltd	Korea Metal Co. Ltd	KOREA, REPUBLIC OF	CID000988
52	Gold	Kyrgyzaltyn JSC	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
53	Gold	L’ azurde Company For Jewelry	L’ azurde Company For Jewelry	SAUDI ARABIA	CID001032
54	Gold	Lingbao Gold Company Limited	Lingbao Gold Company Limited	CHINA	CID001056
55	Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA	CID001058
56	Gold	LS-NIKKO Copper Inc.	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
57	Gold	Materion	Materion	UNITED STATES	CID001113
58	Gold	Matsuda Sangyo Co., Ltd.	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
59	Gold	Metalor Switzerland	Metalor Technologies SA	SWITZERLAND	CID001153
60	Gold	Metalor Technologies (Hong Kong) Ltd	Metalor Technologies (Hong Kong) Ltd	HONG KONG	CID001149
61	Gold	Metalor Technologies (Singapore) Pte. Ltd.	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE	CID001152
62	Gold	Metalor USA Refining Corporation	Metalor USA Refining Corporation	UNITED STATES	CID001157
63	Gold	Met-Mex Peñoles, S.A.	Met-Mex Peñoles, S.A.	MEXICO	CID001161
64	Gold	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	CID001188
65	Gold	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
66	Gold	MMTC-PAMP India Pvt. Ltd	MMTC-PAMP India Pvt. Ltd	INDIA	CID002509
67	Gold	Moscow Special Alloys Processing Plant	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
68	Gold	Nadir Metal Rafineri San. Ve Tic. A.?.	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
69	Gold	Navoi Mining and Metallurgical Combinat	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
70	Gold	Nihon Material Co. LTD	Nihon Material Co. LTD	JAPAN	CID001259
71	Gold	Ohio Precious Metals, LLC	Ohio Precious Metals, LLC	UNITED STATES	CID001322
72	Gold	Ohura Precious Metal Industry Co., Ltd	Ohura Precious Metal Industry Co., Ltd	JAPAN	CID001325
73	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	CID001326
74	Gold	OJSC Kolyma Refinery	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328
75	Gold	PAMP SA	PAMP SA	SWITZERLAND	CID001352
76	Gold	Pan Pacific Copper Co. LTD	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937

77	Gold	Penglai Penggang Gold Industry Co Ltd	Penglai Penggang Gold Industry Co Ltd	CHINA	CID001362
78	Gold	Prioksky Plant of Non-Ferrous Metals	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
79	Gold	PT Aneka Tambang (Persero) Tbk	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
80	Gold	PX Précinox SA	PX Précinox SA	SWITZERLAND	CID001498
81	Gold	Rand Refinery (Pty) Ltd	Rand Refinery (Pty) Ltd	SOUTH AFRICA	CID001512
82	Gold	Republic Metals Corporation	Republic Metals Corporation	UNITED STATES	CID002510
83	Gold	REPUBLIC METALS CORPORATION	Republic Metals Corporation	UNITED STATES	CID002510
84	Gold	Royal Canadian Mint	Royal Canadian Mint	CANADA	CID001534
85	Gold	Sabin Metal Corp.	Sabin Metal Corp.	UNITED STATES	CID001546
86	Gold	Samduck Precious Metals	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
87	Gold	SAMWON METALS Corp.	SAMWON METALS Corp.	KOREA, REPUBLIC OF	CID001562
88	Gold	Schone Edelmetaal	Schone Edelmetaal	NETHERLANDS	CID001573
89	Gold	SEMPSA Joyería Platería SA	SEMPSA Joyería Platería SA	SPAIN	CID001585
90	Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	CID001622
91	Gold	Sichuan Tianze Precious Metals Co., Ltd	Sichuan Tianze Precious Metals Co., Ltd	CHINA	CID001736
92	Gold	Singway Technology Co., Ltd.	Singway Technology Co., Ltd.	TAIWAN	CID002516
93	Gold	So Accurate Group, Inc.	So Accurate Group, Inc.	UNITED STATES	CID001754
94	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
95	Gold	Solar Applied Materials Technology Corp.	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
96	Gold	Sumitomo Metal Mining Co., Ltd.	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
97	Gold	Tanaka Denshi Kogyo K.K	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
98	Gold	The Great Wall Gold and Silver Refinery of China	The Great Wall Gold and Silver Refinery of China	CHINA	CID001909
99	Gold	Tokuriki Honten Co., Ltd	Tokuriki Honten Co., Ltd	JAPAN	CID001938
100	Gold	Tongling nonferrous Metals Group Co.,Ltd	Tongling nonferrous Metals Group Co.,Ltd	CHINA	CID001947
101	Gold	Torecom	Torecom	KOREA, REPUBLIC OF	CID001955
102	Gold	Umicore Brasil Ltda	Umicore Brasil Ltda	BRAZIL	CID001977
103	Gold	Umicore Precious Metals Thailand	Umicore Precious Metals Thailand	THAILAND	CID002314
104	Gold	Umicore SA Business Unit Precious Metals Refining	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980
105	Gold	United Precious Metal Refining, Inc.	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
106	Gold	Valcambi SA	Valcambi SA	SWITZERLAND	CID002003
107	Gold	Western Australian Mint trading as The Perth Mint	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
108	Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN	CID002100
109	Gold	Yokohama Metal Co Ltd	Yokohama Metal Co Ltd	JAPAN	CID002129
110	Gold	Yunnan Copper Industry Co Ltd	Yunnan Copper Industry Co Ltd	CHINA	CID000197
111	Gold	Zhaojin Group and Gold Mineral China Co.,Ltd of Shandong Zhaoyuan	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
112	Gold	Zijin Mining Group Co. Ltd	Zijin Mining Group Co. Ltd	CHINA	CID002243
113	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
114	Tantalum	Conghua Tantalum and Niobium Smeltry	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
115	Tantalum	D Block Metals, LLC	D Block Metals, LLC	UNITED STATES	CID002504
116	Tantalum	Douluoshan Sapphire Rare Metal Co Ltd	Duoluoshan	CHINA	CID000410

117	Tantalum	Exotech Inc.	Exotech Inc.	UNITED STATES	CID000456
118	Tantalum	F&X Electro-Materials Ltd.	F&X Electro-Materials Ltd.	CHINA	CID000460
119	Tantalum	FIR Metals & Resource., Ltd.	FIR Metals & Resource., Ltd.	CHINA	CID002505
120	Tantalum	Global Advanced Metals Aizu	Global Advanced Metals Aizu	JAPAN	CID002558
121	Tantalum	Global Advanced Metals Boyertown	Global Advanced Metals Boyertown	UNITED STATES	CID002557
122	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
123	Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	CID002501
124	Tantalum	H.C. Starck Co., Ltd.	H.C. Starck Co., Ltd.	THAILAND	CID002544
125	Tantalum	H.C. Starck GmbH Goslar	H.C. Starck GmbH Goslar	GERMANY	CID002545
126	Tantalum	H.C. Starck GmbH Laufenburg	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
127	Tantalum	H.C. Starck Hermsdorf GmbH	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
128	Tantalum	H.C. Starck Ltd.	H.C. Starck Ltd.	JAPAN	CID002549
129	Tantalum	H.C. Starck Smelting GmbH & Co.KG	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550
130	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
131	Tantalum	Hi-Temp	Hi-Temp	UNITED STATES	CID000731
132	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., LTD	Jiangxi Dinghai Tantalum & Niobium Co., LTD	CHINA	CID002512
133	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
134	Tantalum	Jiujiang Tanbre Co., Ltd.	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
135	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	CHINA	CID002506
136	Tantalum	KEMET Blue Metals	KEMET Blue Metals	MEXICO	CID002539
137	Tantalum	King-Tan Tantalum Industry Ltd	King-Tan Tantalum Industry Ltd	CHINA	CID000973
138	Tantalum	LSM Brasil S.A.	LSM Brasil S.A.	BRAZIL	CID001076
139	Tantalum	Metallurgical Products India (Pvt.) Ltd.	Metallurgical Products India (Pvt.) Ltd.	INDIA	CID001163
140	Tantalum	Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL	CID001175
141	Tantalum	Mitsui Mining & Smelting	Mitsui Mining & Smelting	JAPAN	CID001192
142	Tantalum	Molycorp Silmet A.S.	Molycorp Silmet A.S.	ESTONIA	CID001200
143	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
144	Tantalum	Niotan	KEMET Blue Powder	UNITED STATES	CID002568
145	Tantalum	Plansee SE Liezen	Plansee SE Liezen	AUSTRIA	CID002540
146	Tantalum	Plansee SE Reutte	Plansee SE Reutte	AUSTRIA	CID002556
147	Tantalum	QuantumClean	QuantumClean	UNITED STATES	CID001508
148	Tantalum	RFH Tantalum Smeltry Co., Ltd	RFH Tantalum Smeltry Co., Ltd	CHINA	CID001522
149	Tantalum	Shanghai Jiangxi Metals Co. Ltd	Shanghai Jiangxi Metals Co. Ltd	CHINA	CID001634
150	Tantalum	Solikamsk Metal Works	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
151	Tantalum	Taki Chemicals	Taki Chemicals	JAPAN	CID001869
152	Tantalum	Telex	Telex	UNITED STATES	CID001891

153	Tantalum	Ulba	Ulba	KAZAKHSTAN	CID001969
154	Tantalum	XinXing HaoRong Electronic Material CO.,LTD	XinXing HaoRong Electronic Material CO.,LTD	CHINA	CID002508
155	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	Yichun Jin Yang Rare Metal Co., Ltd	CHINA	CID002307
156	Tantalum	Zhuzhou Cement Carbide	Zhuzhou Cement Carbide	CHINA	CID002232
157	Tin	Alpha	Alpha	UNITED STATES	CID000292
158	Tin	China Rare Metal Materials Company	China Rare Metal Materials Company	CHINA	CID000244
159	Tin	CNMC (Guangxi) PGMA Co. Ltd.	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	CID000278
160	Tin	Cooper Santa	Cooper Santa	BRAZIL	CID000295
161	Tin	CV Gita Pesona	CV Gita Pesona	INDONESIA	CID000306
162	Tin	CV JusTindo	CV JusTindo	INDONESIA	CID000307
163	Tin	CV Makmur Jaya	CV Makmur Jaya	INDONESIA	CID000308
164	Tin	CV Nurjanah	CV Nurjanah	INDONESIA	CID000309
165	Tin	CV Serumpun Sebalai	CV Serumpun Sebalai	INDONESIA	CID000313
166	Tin	CV United Smelting	CV United Smelting	INDONESIA	CID000315
167	Tin	CV Venus Inti Perkasa	CV Venus Inti Perkasa	INDONESIA	CID002455
168	Tin	EM Vinto	EM Vinto	BOLIVIA	CID000438
169	Tin	Estanho de Rondônia S.A.	Estanho de Rondônia S.A.	BRAZIL	CID000448
170	Tin	Fenix Metals	Fenix Metals	POLAND	CID000468
171	Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA	CID000538
172	Tin	Gejiu Zi-Li	Gejiu Zi-Li	CHINA	CID000555
173	Tin	Huichang Jinshunda Tin Co. Ltd	Huichang Jinshunda Tin Co. Ltd	CHINA	CID000760
174	Tin	Kai Unita Trade Limited Liability Company	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
175	Tin	Linwu Xianggui Smelter Co	Linwu Xianggui Smelter Co	CHINA	CID001063
176	Tin	Liuzhou China Tin	China Tin Group Co., Ltd.	CHINA	CID001070
177	Tin	Magnu’s Minerais Metais e Ligas LTDA	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL	CID002468
178	Tin	Malaysia Smelting Corporation (MSC)	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
179	Tin	Melt Metais e Ligas S/A	Melt Metais e Ligas S/A	BRAZIL	CID002500
180	Tin	Metallo Chimique	Metallo Chimique	BELGIUM	CID001143
181	Tin	Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL	CID001173
182	Tin	Minsur	Minsur	PERU	CID001182
183	Tin	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	CID001191
184	Tin	Novosibirsk Integrated Tin Works	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	CID001305
185	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
186	Tin	O.M. Manufacturing Philippines, Inc.	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
187	Tin	OMSA	OMSA	BOLIVIA	CID001337
188	Tin	PT Alam Lestari Kencana	PT Alam Lestari Kencana	INDONESIA	CID001393
189	Tin	PT Artha Cipta Langgeng	PT Artha Cipta Langgeng	INDONESIA	CID001399
190	Tin	PT ATD Makmur Mandiri Jaya	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
191	Tin	PT Babel Inti Perkasa	PT Babel Inti Perkasa	INDONESIA	CID001402
192	Tin	PT Babel Surya Alam Lestari	PT Babel Surya Alam Lestari	INDONESIA	CID001406
193	Tin	PT Bangka Kudai Tin	PT Bangka Kudai Tin	INDONESIA	CID001409

194	Tin	PT Bangka Putra Karya	PT Bangka Putra Karya	INDONESIA	CID001412
195	Tin	PT Bangka Timah Utama Sejahtera	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
196	Tin	PT Bangka Tin Industry	PT Bangka Tin Industry	INDONESIA	CID001419
197	Tin	PT Belitung Industri Sejahtera	PT Belitung Industri Sejahtera	INDONESIA	CID001421
198	Tin	PT BilliTin Makmur Lestari	PT BilliTin Makmur Lestari	INDONESIA	CID001424
199	Tin	PT Bukit Timah	PT Bukit Timah	INDONESIA	CID001428
200	Tin	PT Donna Kembara Jaya	PT Donna Kembara Jaya	INDONESIA	CID002473
201	Tin	PT DS Jaya Abadi	PT DS Jaya Abadi	INDONESIA	CID001434
202	Tin	PT Eunindo Usaha Mandiri	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
203	Tin	PT Fang Di MulTindo	PT Fang Di MulTindo	INDONESIA	CID001442
204	Tin	PT HANJAYA PERKASA METALS	PT HANJAYA PERKASA METALS	INDONESIA	CID002287
205	Tin	PT HP Metals Indonesia	PT HP Metals Indonesia	INDONESIA	CID001445
206	Tin	PT Inti Stania Prima	PT Inti Stania Prima	INDONESIA	CID002530
207	Tin	PT Karimun Mining	PT Karimun Mining	INDONESIA	CID001448
208	Tin	PT Koba Tin	PT Koba Tin	INDONESIA	CID001449
209	Tin	PT Mitra Stania Prima	PT Mitra Stania Prima	INDONESIA	CID001453
210	Tin	PT Panca Mega Persada	PT Panca Mega Persada	INDONESIA	CID001457
211	Tin	PT Pelat Timah Nusantara Tbk	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486
212	Tin	PT Prima Timah Utama	PT Prima Timah Utama	INDONESIA	CID001458
213	Tin	PT Rajwa International	PT Rajwa International	INDONESIA	CID002475
214	Tin	PT REFINED BANGKA TIN	PT REFINED BANGKA TIN	INDONESIA	CID001460
215	Tin	PT Sariwiguna Binasentosa	PT Sariwiguna Binasentosa	INDONESIA	CID001463
216	Tin	PT Seirama Tin investment	PT Seirama Tin investment	INDONESIA	CID001466
217	Tin	PT Singkep Times Utama	PT Singkep Times Utama	INDONESIA	CID002476
218	Tin	PT Stanindo Inti Perkasa	PT Stanindo Inti Perkasa	INDONESIA	CID001468
219	Tin	PT Sumber Jaya Indah	PT Sumber Jaya Indah	INDONESIA	CID001471
220	Tin	PT Supra Sukses Trinusa	PT Supra Sukses Trinusa	INDONESIA	CID001476
221	Tin	PT Tambang Timah	PT Tambang Timah	INDONESIA	CID001477
222	Tin	PT Timah	PT Timah (Persero), Tbk	INDONESIA	CID001482
223	Tin	PT Tinindo Inter Nusa	PT Tinindo Inter Nusa	INDONESIA	CID001490
224	Tin	PT Tirus Putra Mandiri	PT Tirus Putra Mandiri	INDONESIA	CID002478
225	Tin	PT Tommy Utama	PT Tommy Utama	INDONESIA	CID001493
226	Tin	PT WAHANA PERKIT JAYA	PT Wahana Perkit Jaya	INDONESIA	CID002479
227	Tin	PT Yinchendo Mining Industry	PT Yinchendo Mining Industry	INDONESIA	CID001494
228	Tin	Rui Da Hung	Rui Da Hung	TAIWAN	CID001539
229	Tin	Soft Metais, Ltda.	Soft Metais, Ltda.	BRAZIL	CID001758
230	Tin	Thailand Smelting & Refining Co., Ltd	Thaisarco	THAILAND	CID001898
231	Tin	White Solder Metalurgia e Mineração Ltda.	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
232	Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA	CID002158
233	Tin	Yunnan Tin Company, Ltd.	Yunnan Tin Company, Ltd.	CHINA	CID002180
234	Tungsten	A.L.M.T. Corp.	A.L.M.T. Corp.	JAPAN	CID000004

235	Tungsten	Asia Tungsten Products Vietnam Ltd.	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
236	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
237	Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
238	Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518
239	Tungsten	Dayu Weiliang Tungsten Co., Ltd.	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
240	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
241	Tungsten	Ganxian Shirui New Material Co., Ltd.	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531
242	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
243	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
244	Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
245	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
246	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
247	Tungsten	Global Tungsten & Powders Corp.	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
248	Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
249	Tungsten	H.C. Starck GmbH	H.C. Starck GmbH	GERMANY	CID002541
250	Tungsten	H.C. Starck Smelting GmbH & Co.KG	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
251	Tungsten	Hunan Chenzhou Mining Group Co	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000766
252	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
253	Tungsten	Japan New Metals Co Ltd	Japan New Metals Co., Ltd.	JAPAN	CID000825
254	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
255	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
256	Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
257	Tungsten	Jiangxi Richsea New Materials Co., Ltd.	Jiangxi Richsea New Materials Co., Ltd.	CHINA	CID002493
258	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
259	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
260	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
261	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
262	Tungsten	Kennametal Huntsville	Kennametal Huntsville	UNITED STATES	CID000105
263	Tungsten	Kennametal Fallon	Kennametal Fallon	UNITED STATES	CID000966
264	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
265	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
266	Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	CID002538
267	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
268	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM	CID002011
269	Tungsten	Wolfram Bergbau und Hütten AG	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
270	Tungsten	Wolfram Company CJSC	Wolfram Company CJSC	RUSSIAN FEDERATION	CID002047

271	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
272	Tungsten	Xiamen Tungsten Co., Ltd	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
273	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095